Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2019 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.15 PER SHARE

ARLINGTON, Texas (Business Wire) - January 25, 2019
Fiscal 2019 First Quarter Highlights - comparisons to the prior year quarter

•	Net income attributable to D.R. Horton increased 52% to $287.2 million or $0.76 per diluted share

•	Consolidated pre-tax income was $375.7 million compared to $391.2 million

•	Consolidated pre-tax profit margin was 10.7% compared to 11.7%

•	Homes closed increased 7% to 11,500 homes and 7% in value to $3.4 billion

•	Net sales orders increased 3% to 11,042 homes and were unchanged in value at $3.2 billion

•	Repurchased 4.1 million shares of common stock for $140.6 million
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income attributable to D.R. Horton for its first fiscal quarter ended December 31, 2018 increased 52% to $287.2 million, or $0.76 per diluted share, compared to $188.8 million, or $0.49 per diluted share, in the same quarter of fiscal 2018. The prior year quarter results include the impact of a higher effective tax rate primarily due to the remeasurement of the Company’s deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act.
Homebuilding revenue for the first quarter of fiscal 2019 increased 6% to $3.4 billion from $3.2 billion in the same quarter of fiscal 2018. Homes closed in the quarter increased 7% to 11,500 homes compared to 10,788 homes closed in the same quarter of fiscal 2018.
Net sales orders for the first quarter ended December 31, 2018 increased 3% to 11,042 homes compared to 10,753 homes in the same quarter of the prior year and were unchanged in value at $3.2 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2019 was 24% compared to 22% in the prior year quarter.

The Company had 33,700 homes in inventory at December 31, 2018, and its homebuilding land and lot portfolio at December 31, 2018 was 309,400 lots, of which 42% were owned and 58% were controlled through option contracts.

The Company ended the first quarter with $537.5 million of homebuilding unrestricted cash and a homebuilding debt to total capital ratio of 23.2%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered solid results for the first fiscal quarter of 2019. Net income for the quarter increased 52% to $287.2 million on a 6% increase in consolidated revenues to $3.5 billion. Our pre-tax profit margin for the first quarter was 10.7%, and our home sales revenues increased 7%. These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands.

“Sales prices for both new and existing homes have increased across most of our markets over the past several years, which coupled with rising interest rates has impacted affordability and resulted in some moderation of demand for homes, particularly at higher price points. However, we continue to see good demand and a limited supply of homes at affordable prices across our markets, and economic fundamentals and financing availability remain solid. We are pleased with our product offerings and positioning for the upcoming spring selling season, and we will adjust to future changes in market conditions as necessary.

"Our continued strategic focus is to consolidate market share while growing our revenues and profits, generating strong cash flows and returns and maintaining a flexible financial position. With 33,700 homes in inventory at the end of December and 309,400 lots owned and controlled, we are well-positioned for fiscal 2019 and future years.”

Acquisitions
During the three months ended December 31, 2018, the Company acquired the homebuilding operations of Westport Homes, Classic Builders and Terramor Homes for $320.7 million. The assets acquired included approximately 700 homes in inventory, 4,500 lots and control of approximately 4,300 additional lots through option contracts. The Company also acquired a sales order backlog of approximately 700 homes. Westport Homes operates in Indianapolis and Fort Wayne, Indiana, and Columbus, Ohio; Classic Builders operates in Des Moines, Iowa; and Terramor Homes operates in Raleigh, North Carolina.

Dividends
During the first quarter of fiscal 2019, the Company paid cash dividends of $56.0 million. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.15 per common share that is payable on February 25, 2019 to stockholders of record on February 11, 2019.

Share Repurchases
The Company repurchased 4.1 million shares of common stock for $140.6 million during the first quarter of fiscal 2019. The Company’s remaining stock repurchase authorization at December 31, 2018 was $234.9 million.

Forestar Segment
Forestar Group Inc. (NYSE:FOR)(“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 35 markets and 16 states. Forestar’s results of operations for the three month period ended December 31, 2018 and from October 5, 2017 (acquisition date) through December 31, 2017 are fully consolidated in the Company’s financial statements with the 25% interest not owned by the Company reported as noncontrolling interests.

For the three months ended December 31, 2018, Forestar sold 518 lots and generated $38.5 million of revenue compared to 255 lots and $30.8 million of revenue in the prior year period. These results are included in the Company’s segment information following the consolidated financials. On its conference call today, the Company will provide an update on Forestar’s operations, capital structure and future growth plans.

Conference Call and Webcast Details
The Company will host a conference call today (Friday, January 25) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 84 markets in 29 states across the United States and closed 52,569 homes in the twelve-month period ended December 31, 2018. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are pleased with our product offerings and positioning for the upcoming spring selling season, and we will adjust to future changes in market conditions as necessary. The forward-looking statements also include that our continued strategic focus is to consolidate market share while growing our revenues and profits, generating strong cash flows and returns and maintaining a flexible financial position and that with 33,700 homes in inventory at the end of December and 309,400 lots owned and controlled, we are well-positioned for fiscal 2019 and future years.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission (SEC).

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2018	September 30, 2018
	(In millions)
ASSETS
Cash and cash equivalents	$737.0	$1,473.1
Restricted cash	31.3	32.9
Total cash, cash equivalents and restricted cash	768.3	1,506.0
Inventories:
Construction in progress and finished homes	5,842.8	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	5,752.8	5,308.7
Total inventory	11,595.6	10,395.0
Mortgage loans held for sale	622.2	796.4
Deferred income taxes, net of valuation allowance of $17.1 million and $17.7 million at December 31, 2018 and September 30, 2018, respectively	181.4	194.0
Property and equipment, net	391.1	401.1
Other assets	818.8	712.9
Goodwill	158.4	109.2
Total assets	$14,535.8	$14,114.6
LIABILITIES
Accounts payable	$697.2	$624.7
Accrued expenses and other liabilities	1,198.1	1,127.5
Notes payable	3,342.3	3,203.5
Total liabilities	5,237.6	4,955.7

EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 389,200,668 shares issued and 373,242,060 shares outstanding at December 31, 2018 and 388,120,243 shares issued and 376,261,635 shares outstanding at September 30, 2018	3.9	3.9
Additional paid-in capital	3,107.6	3,085.0
Retained earnings	6,476.2	6,217.9
Treasury stock, 15,958,608 shares and 11,858,608 shares at December 31, 2018 and September 30, 2018, respectively, at cost	(463.0)	(322.4)
Stockholders’ equity	9,124.7	8,984.4
Noncontrolling interests	173.5	174.5
Total equity	9,298.2	9,158.9
Total liabilities and equity	$14,535.8	$14,114.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
	(In millions, except per share data)
Revenues	$3,519.0	$3,332.7
Cost of sales	2,751.1	2,580.1
Selling, general and administrative expense	402.8	384.2
Gain on sale of assets	(2.0)	(13.4)
Other (income) expense	(8.6)	(9.4)
Income before income taxes	375.7	391.2
Income tax expense	89.0	202.4
Net income	286.7	188.8
Net loss attributable to noncontrolling interests	(0.5)	(0.5)
Net income attributable to D.R. Horton, Inc.	$287.2	$189.3
Basic:
Net income per common share attributable to D.R. Horton, Inc.	$0.77	$0.50
Weighted average number of common shares	375.1	375.8
Diluted:
Net income per common share attributable to D.R. Horton, Inc.	$0.76	$0.49
Adjusted weighted average number of common shares	380.1	383.8
Other Consolidated Financial Data:
Interest charged to cost of sales	$25.6	$28.6
Depreciation and amortization	$16.9	$16.2
Interest incurred	$31.7	$31.0

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$286.7	$188.8
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16.9	16.2
Amortization of discounts and fees	2.6	1.2
Stock-based compensation expense	18.1	13.6
Equity in earnings of unconsolidated entities	(0.6)	(2.3)
Distributions of earnings of unconsolidated entities	0.5	0.2
Deferred income taxes	3.9	126.3
Inventory and land option charges	8.0	3.7
Gain on sale of assets	(2.0)	(13.4)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(500.3)	(302.3)
Increase in residential land and lots – developed, under development, held for development and held for sale	(435.9)	(185.2)
(Increase) decrease in other assets	(34.0)	4.3
Decrease in mortgage loans held for sale	174.2	49.1
Increase in accounts payable, accrued expenses and other liabilities	88.8	24.8
Net cash used in operating activities	(373.1)	(75.0)
INVESTING ACTIVITIES
Expenditures for property and equipment	(20.2)	(25.3)
Proceeds from sale of assets	10.4	24.8
Expenditures related to multi-family rental properties	(11.4)	(19.1)
Return of investment in unconsolidated entities	4.4	14.9
Net principal (increase) decrease of other mortgage loans and real estate owned	(0.6)	0.1
Payments related to business acquisitions, net of cash acquired	(293.0)	(156.4)
Net cash used in investing activities	(310.4)	(161.0)
FINANCING ACTIVITIES
Proceeds from notes payable	578.3	1,113.9
Repayment of notes payable	(276.1)	(825.8)
Payments on mortgage repurchase facility, net	(163.8)	(32.6)
Proceeds from stock associated with certain employee benefit plans	8.6	14.6
Cash paid for shares withheld for taxes	(4.1)	(10.3)
Cash dividends paid	(56.0)	(47.0)
Repurchases of common stock	(140.6)	(25.4)
Distributions to noncontrolling interests, net	(0.5)	(1.7)
Net cash (used in) provided by financing activities	(54.2)	185.7
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(737.7)	(50.3)
Cash, cash equivalents and restricted cash at beginning of period	1,506.0	1,024.3
Cash, cash equivalents and restricted cash at end of period	$768.3	$974.0

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$537.5	$154.2	$32.8	$12.5	$—	$—	$737.0
Restricted cash	8.7	16.1	6.5	—	—	—	31.3
Inventories:
Construction in progress and finished homes	5,840.4	—	—	—	2.4	—	5,842.8
Residential land and lots — developed, under development, held for development and held for sale	5,057.8	693.2	—	—	(20.4)	22.2	5,752.8
	10,898.2	693.2	—	—	(18.0)	22.2	11,595.6
Mortgage loans held for sale	—	—	622.2	—	—	—	622.2
Deferred income taxes, net	165.0	25.5	—	—	0.3	(9.4)	181.4
Property and equipment, net	224.3	1.8	3.6	161.4	—	—	391.1
Other assets	713.2	27.9	47.1	81.2	(61.3)	10.7	818.8
Goodwill	129.2	—	—	—	—	29.2	158.4
	$12,676.1	$918.7	$712.2	$255.1	$(79.0)	$52.7	$14,535.8
Liabilities
Accounts payable	$674.9	$7.4	$10.6	$4.3	$—	$—	$697.2
Accrued expenses and other liabilities	1,116.3	120.4	35.5	14.4	(73.1)	(15.4)	1,198.1
Notes payable	2,748.7	112.9	473.9	—	—	6.8	3,342.3
	$4,539.9	$240.7	$520.0	$18.7	$(73.1)	$(8.6)	$5,237.6

	September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,111.8	$318.8	$33.7	$8.8	$—	$—	$1,473.1
Restricted cash	8.6	16.2	8.1	—	—	—	32.9
Inventories:
Construction in progress and finished homes	5,084.4	—	—	—	1.9	—	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	4,790.7	498.0	—	—	(7.2)	27.2	5,308.7
	9,875.1	498.0	—	—	(5.3)	27.2	10,395.0
Mortgage loans held for sale	—	—	796.4	—	—	—	796.4
Deferred income taxes, net	176.5	26.9	—	—	1.1	(10.5)	194.0
Property and equipment, net	207.1	1.8	3.0	189.2	—	—	401.1
Other assets	673.7	31.4	43.6	0.9	(48.6)	11.9	712.9
Goodwill	80.0	—	—	—	—	29.2	109.2
	$12,132.8	$893.1	$884.8	$198.9	$(52.8)	$57.8	$14,114.6
Liabilities
Accounts payable	$612.4	$11.2	$0.2	$4.2	$(3.3)	$—	$624.7
Accrued expenses and other liabilities	1,041.3	95.7	41.9	9.9	(46.1)	(15.2)	1,127.5
Notes payable	2,445.9	111.7	637.7	—	—	8.2	3,203.5
	$4,099.6	$218.6	$679.8	$14.1	$(49.4)	$(7.0)	$4,955.7
________________________________________________________

(1)	Amounts are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$3,410.6	$—	$—	$—	$—	$—	$3,410.6
Land/lot sales and other	6.7	38.5	—	6.9	(29.0)	—	23.1
Financial services	—	—	85.3	—	—	—	85.3
	3,417.3	38.5	85.3	6.9	(29.0)	—	3,519.0
Cost of sales:
Home sales (5)	2,729.2	—	—	—	(1.1)	—	2,728.1
Land/lot sales and other	5.1	30.7	—	—	(24.4)	3.6	15.0
Inventory and land option charges	8.0	—	—	—	—	—	8.0
	2,742.3	30.7	—	—	(25.5)	3.6	2,751.1
Selling, general and administrative expense	324.7	5.7	65.6	6.7	—	0.1	402.8
Gain on sale of assets	(2.0)	(0.9)	—	—	—	0.9	(2.0)
Other (income) expense	(2.0)	(1.9)	(3.9)	(0.8)	—	—	(8.6)
Income before income taxes	$354.3	$4.9	$23.6	$1.0	$(3.5)	$(4.6)	$375.7
Summary Cash Flow Information:
Cash (used in) provided by operating activities	$(396.8)	$(164.1)	$193.8	$(1.6)	$—	$(4.4)	$(373.1)

	Three Months Ended December 31, 2017
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$3,184.5	$—	$—	$—	$—	$—	$3,184.5
Land/lot sales and other	36.4	30.8	—	—	—	—	67.2
Financial services	—	—	81.0	—	—	—	81.0
	3,220.9	30.8	81.0	—	—	—	3,332.7
Cost of sales:
Home sales	2,521.5	—	—	—	—	—	2,521.5
Land/lot sales and other	31.2	19.3	—	—	—	4.4	54.9
Inventory and land option charges	3.7	—	—	—	—	—	3.7
	2,556.4	19.3	—	—	—	4.4	2,580.1
Selling, general and administrative expense	304.8	13.6	61.7	4.0	—	0.1	384.2
Gain on sale of assets	(13.4)	—	—	—	—	—	(13.4)
Interest expense	—	2.1	—	—	(2.1)	—	—
Other (income) expense	(0.7)	(8.2)	(2.9)	(2.9)	—	5.3	(9.4)
Income (loss) before income taxes	$373.8	$4.0	$22.2	$(1.1)	$2.1	$(9.8)	$391.2
Summary Cash Flow Information:
Cash (used in) provided by operating activities	$(101.6)	$(36.2)	$67.9	$3.0	$—	$(8.1)	$(75.0)
________________________________________________________

(1)	Results are presented on Forestar’s historical cost basis and from the date of acquisition in the prior year quarter.

(2)	Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
ORDERS, CLOSINGS AND BACKLOG
($s in millions)

NET SALES ORDERS
	Three Months Ended December 31,
	2018		2017
	Homes	Value	Homes	Value
East	1,570	$444.9	1,430	$398.5
Midwest	532	196.9	377	144.9
Southeast	3,616	963.3	3,632	976.3
South Central	3,395	855.8	3,026	760.8
Southwest	530	134.9	701	165.1
West	1,399	629.4	1,587	777.0
	11,042	$3,225.2	10,753	$3,222.6

HOMES CLOSED
	Three Months Ended December 31,
	2018		2017
	Homes	Value	Homes	Value
East	1,558	$445.9	1,388	$393.0
Midwest	671	244.7	408	161.4
Southeast	3,783	1,013.4	3,744	988.6
South Central	3,478	872.4	3,178	808.4
Southwest	561	143.6	692	155.9
West	1,449	690.6	1,378	677.2
	11,500	$3,410.6	10,788	$3,184.5

SALES ORDER BACKLOG
	As of December 31,
	2018		2017
	Homes	Value	Homes	Value
East	1,915	$569.0	1,586	$458.3
Midwest	893	302.9	388	156.0
Southeast	4,054	1,122.1	3,945	1,092.6
South Central	4,409	1,135.2	3,804	970.6
Southwest	897	242.9	852	201.9
West	1,397	664.2	1,719	884.7
	13,565	$4,036.3	12,294	$3,764.1